Contact:
Randall H. Brown, Executive Vice President, CFO & Treasurer, EdR
901-259-2500 rbrown@EdRtrust.com
Susan Jennings, Vice President, Corporate Communications and Marketing, EdR
901-259-2506 sjennings@edrtrust.com

EdR Announces Leasing Results for 2012/2013 Academic Year

- Updates Previous Full Year Core FFO Per Share Guidance –
- MEMPHIS, Tenn. October 1, 2012— EdR (NYSE:EDR), one of the nation’s largest developers, owners and managers of collegiate housing, announced today leasing results for the 2012-2013 academic school year.
Net rental rates increased 5.1% for EdR’s same-community portfolio for the 2012-2013 lease term over 2011-2012. The Company’s same-community opening occupancy was 90.5% for the 2012-2013 lease term, compared to 94.7% occupancy in the prior year.
“While we were able to achieve another year of strong growth in rental rates, our occupancy was below the level we expected to reach,” stated Christine Richards, senior vice president and chief operating officer. “The vast majority of our communities achieved expected occupancy targets, however, five communities were impacted by local factors, including modest declines in university enrollment. These five communities accounted for 76% of our occupancy decline.”
Recent investments by EdR are changing the growth characteristics of the Company and reducing its reliance on NOI growth from its legacy same-community portfolio. Since 2011, the Company has acquired or developed communities representing more than $360 million of investment. These new communities, accounting for more than one-third of our asset base, are well located at growing major universities and, along with 2013 development deliveries, are expected to produce revenue and NOI growth trends in excess of the Company’s existing same-community portfolio.
The Company continued its strategic portfolio repositioning in the third-quarter, completing the acquisition of The Province, a 728-bed, $50 million community serving East Carolina University at Greenville, North Carolina in September. Also in the quarter, EdR completed the sale of The Reserve at Frankford, a 737-bed community at Lubbock, Texas and North Pointe Apartments, 912-bed community at Tucson, Arizona. Combined gross proceeds for the two communities were $42 million.
Based on expectations resulting from same-community occupancy rate for the 2012-2013 lease term, as well as the recently-completed dispositions and acquisition, EdR has narrowed its 2012 Core FFO per share guidance to $0.46 to $0.48 per share, from $0.46 to $0.51 per share. Consistent with prior guidance, this outlook does not include the impact of any unannounced dispositions, acquisitions, or developments, new third-party development or management contracts, or capital transactions. A reconciliation of funds from operations (“FFO”) and Core FFO to net income is included within the financial table accompanying this release.
EdR will release property-specific leasing data in the Company’s third-quarter earnings release scheduled for October 25, 2012.

About EdR
EdR (NYSE:EDR) is one of the nation's largest owners, developers and managers of collegiate housing. EdR is a self-administered and self-managed real estate investment trust that owns or manages 63 communities in 24 states with more than 35,400 beds within more than 11,700 units. For more information please visit the company's web site at www.EdRtrust.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements about the company's business that are not historical facts are "forward-looking statements." Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the company's future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions "Item 1A. Risk Factors" and "Forward-Looking Statements" in our annual report on Form 10-K and under the caption "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the dates on which they are made, and the company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise.

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